Saga Communications, Inc. Reports 1st Quarter 2019 Results

GROSSE POINTE FARMS, Mich., May 10, 2019 /PRNewswire/ -- Saga Communications, Inc. (Nasdaq: SGA) today reported net revenue decreased $193 thousand to $27.8 million and free cash flow increased $324 thousand to $2.6 million for the quarter ended March 31, 2019. Station operating expense decreased $234 thousand to $23.2 million and operating income decreased $354 thousand to $2.0 million for the same period. Net income decreased $159 thousand to $1.4 million for the quarter ended March 31, 2019. Diluted earnings per share were $0.23/share in the first quarter of 2019 compared to $0.26/share during the same period in 2018.

The results for the quarter were affected by the purchase of the radio stations in the Gainesville – Ocala, FL radio market on December 31, 2018.

On a same station basis for the quarter ended March 31, 2019 net revenue decreased $1.2 million to $26.8 million. Operating income decreased $463 thousand to $1.9 million and station operating expense decreased $1.1 million to $22.3 million.

The Company had $39.2 million in cash on hand as of March 31, 2019 and $40.7 million as of May 6, 2019. The Company's total bank debt was $15 million as of the end of the quarter. Including the recent $0.30 per share dividend which was paid on March 29, 2019, the Company will have paid over $64 million in dividends since December 3, 2012.

Capital expenditures were $1.2 million in the first quarter of 2019 compared to $1.5 million for the same period last year. The Company expects to spend approximately $5.0 to $5.5 million for capital expenditures during 2019.

Saga's 2019 1st Quarter conference call will be on Friday, May 10, 2019 at 11:00 a.m. EDT. The dial-in number for the call is 612/234-9959. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on May 10, 2019 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", and "proforma" information as well as the Company's trailing 12-month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12-month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 34 AM radio stations and 77 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating Results
Net operating revenue	$ 27,816	$ 28,009
Station operating expense	23,163	23,397
Corporate general and administrative	2,685	2,544
Other operating expense (income), net	3	(251)
Operating income	1,965	2,319
Interest expense	208	219
Interest income	(163)	(89)
Income before income tax expense	1,920	2,189
Income tax expense	550	660
Net income	$ 1,370	$ 1,529

Earnings per share:
Basic	$ 0.23	$ 0.26
Diluted	$ 0.23	$ 0.26

Weighted average common shares	5,841	5,842
Weighted average common and common
equivalent shares	5,841	5,842

Free Cash Flow
Net income	$ 1,370	$ 1,529
Plus: Depreciation and amortization:
Radio Stations	1,640	1,580
Corporate	71	66
Deferred tax provision	180	310
Non-cash compensation	559	551
Other operating expense (income), net	3	(251)
Less: Capital expenditures	(1,212)	(1,498)
Free cash flow	$ 2,611	$ 2,287

	March 31,
	2019	2018
Balance Sheet Data
Working capital	$ 45,256	$ 56,206
Net fixed assets	$ 58,739	$ 56,320
Net intangible assets and other assets	$ 127,041	$ 116,108
Total assets	$ 245,453	$ 241,078
Long-term debt	$ 15,000	$ 25,000
Stockholders' equity	$ 185,326	$ 179,921

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
March 31, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2019	2018	2019	2018	2019	2018
Operating Results
Net operating revenue	$ 27,816	$ 28,009	$ 26,830	$ 28,009	$ 27,816	$ 28,975
Station operating expense	23,163	23,397	22,286	23,397	23,163	24,232
Corporate general and administrative	2,685	2,544	2,685	2,544	2,685	2,544
Other operating expense (income), net	3	(251)	3	(251)	3	(251)
Operating income	1,965	2,319	$ 1,856	$ 2,319	1,965	2,450
Interest expense	208	219			208	219
Interest income	(163)	(89)			(163)	(89)
Income before income tax expense	1,920	2,189			1,920	2,320
Income tax expense	550	660			550	699
Net income	$ 1,370	$ 1,529			$ 1,370	$ 1,621

Earnings per share:
Basic	$ 0.23	$ 0.26			$ 0.23	$ 0.27
Diluted	$ 0.23	$ 0.26			$ 0.23	$ 0.27

	Actual		Same Station (1)		Pro Forma (2)
	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization:
Radio Stations	$ 1,640	$ 1,580	$ 1,491	$ 1,580	$ 1,640	$ 1,713
Corporate	71	66	71	66	71	66
	$ 1,711	$ 1,646	$ 1,562	$ 1,646	$ 1,711	$ 1,779

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2019
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:		Trailing
	12 Months Ended	3 Months Ended	3 Months Ended	Plus:	12 Months Ended
	December 31,	March 31,	March 31,	Proforma	March 31,
	2018	2018	2019	Acquisitions(2)	2019
Trailing 12 Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 13,690	$ 1,529	$ 1,370	$ 476	$ 14,007
Exclusions:
Gain (loss) on sale of assets	(61)	251	(3)	-	(315)
Gain (loss) on insurance proceeds	23	-	-	-	23
Interest income	631	89	163	-	705
Other	(107)	(23)	82	-	(2)
Total exclusions	486	317	242	-	411
Consolidated adjusted net income (1)	13,204	1,212	1,128	476	13,596
Plus: Interest expense	946	219	208	-	935
Income tax expense	5,700	660	550	205	5,795
Depreciation & amortization expense	6,786	1,646	1,711	399	7,250
Non-cash stock based compensation expense	2,201	551	559	-	2,209
Trailing twelve month consolidated EBITDA (1)	$ 28,837	$ 4,288	$ 4,156	$ 1,080	$ 29,785

Total long-term debt, including current maturities					$ 15,000
Divided by trailing twelve month consolidated EBITDA (1)					29,785
Leverage ratio					0.50

(1) As defined in the Company's credit facility.
(2) Trailing 12 Month Adjustment

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three Months Ended
March 31, 2019 and 2018
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	March 31,	Entire Comparable	March 31,	March 31,	Entire Comparable	March 31,
	2019	Period	2019	2018	Period	2018
Operating Results
Net operating revenue	$ 27,816	$ (986)	$ 26,830	$ 28,009	$ -	$ 28,009
Station operating expense	23,163	(877)	22,286	23,397	-	23,397
Corporate general and administrative	2,685	-	2,685	2,544	-	2,544
Other operating expense (income), net	3	-	3	(251)	-	(251)
Operating income	$ 1,965	$ (109)	$ 1,856	$ 2,319	$ -	$ 2,319

Depreciation and amortization	$ 1,711	$ (149)	$ 1,562	$ 1,646	$ -	$ 1,646

CONTACT: Samuel D. Bush, 313/886-7070